Exhibit 99.1
BOWATER INCORPORATED AND BOWATER NEWSPRINT SOUTH LLC
COMBINED STATEMENTS OF OPERATIONS INFORMATION
(Under Creditor Protection Proceedings as of April 16 and 17, 2009)
(Unaudited, in millions of U.S. dollars)

	Three months ended		Nine months ended
	September 30,		September 30,
	2009	2008	2009	2008

Sales	$529	$919	$1,585	$2,589
Costs and expenses:
Cost of sales, excluding depreciation, amortization and cost of timber harvested	389	704	1,145	1,974
Depreciation, amortization and cost of timber harvested	67	71	200	220
Distribution costs	56	96	165	263
Selling and administrative expenses	18	40	65	128
Closure costs, impairment and other related charges	36	127	36	140
Net gain on disposition of assets	—	(4)	(1)	(44)

Operating loss	(37)	(115)	(25)	(92)
Equity in loss of Abitibi-Consolidated Inc.	—	(24)	—	(92)
Interest expense	(30)	(51)	(122)	(154)
Other income, net	8	17	2	42

Loss before reorganization items and income taxes	(59)	(173)	(145)	(296)
Reorganization items, net	(193)	—	(228)	—

Loss before income taxes	(252)	(173)	(373)	(296)
Income tax (provision) benefit	(7)	21	(12)	1

Net loss including noncontrolling interests	(259)	(152)	(385)	(295)
Net loss (income) attributable to noncontrolling interests	5	(1)	9	—

Net loss attributable to Bowater Incorporated and Bowater Newsprint South LLC	$(254)	$(153)	$(376)	$(295)

See accompanying footnote.

BOWATER INCORPORATED AND BOWATER NEWSPRINT SOUTH LLC
COMBINED BALANCE SHEET INFORMATION
(Under Creditor Protection Proceedings as of April 16 and 17, 2009)
(Unaudited, in millions of U.S. dollars)

September 30,
2009

Assets
Current assets:
Cash and cash equivalents	$384
Accounts receivable, net	372
Accounts receivable from affiliates	73
Inventories, net	297
Other current assets	79

Total current assets	1,205

Fixed assets, net	1,975
Goodwill	56
Other assets	240

Total assets	$3,476

Liabilities and deficit
Liabilities not subject to compromise:
Current liabilities:
Accounts payable and accrued liabilities	$242
Debtor in possession financing	206
Short-term bank debt	332

Total current liabilities	780

Pension and other postretirement projected benefit obligations	16
Other long-term liabilities	41
Deferred income taxes	246

Total liabilities not subject to compromise	1,083

Liabilities subject to compromise	2,986

Total liabilities	4,069

Commitments and contingencies
Deficit:
Bowater Incorporated and Bowater Newsprint South LLC shareholders’ deficit:
Common stock	—
Exchangeable shares	173
Additional paid-in capital	2,125
Note receivable from AbitibiBowater Inc.	(746)
Deficit	(2,017)
Accumulated other comprehensive loss	(199)

Total Bowater Incorporated and Bowater Newsprint South LLC shareholders’ deficit	(664)
Noncontrolling interests	71

Total deficit	(593)

Total liabilities and deficit	$3,476

See accompanying footnote.

BOWATER INCORPORATED AND BOWATER NEWSPRINT SOUTH LLC
COMBINED STATEMENTS OF CASH FLOWS INFORMATION
(Under Creditor Protection Proceedings as of April 16 and 17, 2009)
(Unaudited, in millions of U.S. dollars)

	Three months ended		Nine months ended
	September 30,		September 30,
	2009	2008	2009	2008

Cash flows from operating activities:
Net loss including noncontrolling interests	$(259)	$(152)	$(385)	$(295)
Adjustments to reconcile net loss including noncontrolling interests to net cash provided by (used in) operating activities:
Share-based compensation	1	1	2	5
Depreciation, amortization and cost of timber harvested	67	71	200	220
Closure costs, impairment and other related charges	36	127	36	127
Write-downs of mill stores inventory	5	7	10	7
Deferred income taxes	14	(25)	22	(11)
Equity in loss of Abitibi-Consolidated Inc.	—	24	—	92
Net pension contributions	—	(21)	(32)	(55)
Net gain on disposition of assets	—	(4)	(1)	(44)
Amortization of debt discount (premium), net	3	1	5	—
(Gain) loss on translation of foreign currency denominated debt	(2)	(6)	17	(9)
Non-cash reorganization items, net	179	—	191	—
Debtor in possession financing costs	—	—	14	—
Interest receivable from AbitibiBowater Inc.	—	(20)	—	(31)
Changes in working capital:
Accounts receivable	(51)	(55)	82	(42)
Inventories	29	(39)	48	(54)
Other current assets	(2)	4	(29)	(9)
Accounts payable and accrued liabilities	33	4	32	(37)
Other, net	(19)	30	3	22

Net cash provided by (used in) operating activities	34	(53)	215	(114)

Cash flows from investing activities:
Cash invested in fixed assets	(10)	(19)	(31)	(49)
Disposition of assets	1	5	2	55
Decrease in deposit requirements for letters of credit, net	15	—	—	—

Net cash provided by (used in) investing activities	6	(14)	(29)	6

Cash flows from financing activities:
Debtor in possession financing	—	—	206	—
Debtor in possession financing costs	(3)	—	(14)	—
Short-term financing, net	—	76	(24)	177
Payments of long-term debt	—	—	(3)	(21)
Payments of bank credit facility fees	—	—	(9)	(11)

Net cash (used in) provided by financing activities	(3)	76	156	145

Net increase in cash and cash equivalents	37	9	342	37
Cash and cash equivalents:
Beginning of period	347	91	42	63

End of period	$384	$100	$384	$100

See accompanying footnote.

BOWATER INCORPORATED AND BOWATER NEWSPRINT SOUTH LLC
BASIS OF PRESENTATION FOOTNOTE
(Under Creditor Protection Proceedings as of April 16 and 17, 2009)
(Unaudited)
Unaudited interim combined financial information
The accompanying unaudited interim combined financial information (“Financial Information”) includes the accounts of Bowater Incorporated and its subsidiaries (“Bowater Incorporated”) and the accounts of Bowater Newsprint South LLC and its subsidiaries (“Newsprint South” and together with Bowater Incorporated, the “Company,” “we” or “our”). Both Bowater Incorporated and Newsprint South are wholly-owned subsidiaries of AbitibiBowater Inc. (collectively with its subsidiaries and affiliates, unless otherwise indicated, referred to as “AbitibiBowater”).
This Financial Information was prepared solely for the information and use of certain holders of certain of AbitibiBowater’s indebtedness. This Financial Information is not, nor is it intended to be, financial statements prepared in accordance with United States generally accepted accounting principles (“U.S. GAAP”). Each of Bowater Incorporated’s and Newsprint South’s consolidated results of operations information, consolidated cash flows information and consolidated financial position information included in the Financial Information have been derived from the underlying accounting records of AbitibiBowater, primarily following the significant accounting policies and using the same critical accounting estimates and basis of accounting as AbitibiBowater. However, this Financial Information for both Bowater Incorporated and Newsprint South may not fully reflect the costs to each entity of doing business on a standalone basis, and any differences could be significant. Accordingly, Bowater Incorporated’s and Newsprint South’s information included in this Financial Information has not been derived from financial statements prepared in accordance with U.S. GAAP.
The principles used to prepare the Financial Information are similar to those used to prepare consolidated financial statements. The Financial Information as of September 30, 2009 and for the three and nine months ended September 30, 2009 and 2008 has been compiled by management on a combined basis to include the accounts of both Bowater Incorporated and Newsprint South (prepared on their respective bases as described above), adjusted for eliminations of intercompany transactions between Bowater Incorporated and Newsprint South. However, as noted above, the Financial Information as of September 30, 2009 and for the three and nine months ended September 30, 2009 and 2008 is not, nor is it intended to be, in accordance with U.S. GAAP.
Creditor Protection Proceedings
On April 16, 2009, AbitibiBowater Inc. and certain of its U.S. and Canadian subsidiaries, including Bowater Incorporated and Newsprint South, filed voluntary petitions (collectively, the “Chapter 11 Cases”) in the United States Bankruptcy Court for the District of Delaware (the “U.S. Court”) for relief under the provisions of Chapter 11 of the United States Bankruptcy Code, as amended. In addition, on April 17, 2009, certain of AbitibiBowater Inc.’s Canadian subsidiaries sought creditor protection (the “CCAA Proceedings”) under the Companies’ Creditors Arrangement Act with the Superior Court of Quebec in Canada (the “Canadian Court”). On April 17, 2009, Abitibi-Consolidated Inc., a subsidiary of AbitibiBowater, and its wholly-owned subsidiary, Abitibi-Consolidated Company of Canada, each filed a voluntary petition for provisional and final relief (the “Chapter 15 Cases”) in the U.S. Court under the provisions of Chapter 15 of the United States Bankruptcy Code, as amended, to obtain recognition and enforcement in the United States of certain relief granted in the CCAA Proceedings. The Chapter 11 Cases, the Chapter 15 Cases and the CCAA Proceedings are collectively referred to as the “Creditor Protection Proceedings.” The U.S. Court and the Canadian Court are collectively referred to as the “Courts.” Bowater Incorporated’s subsidiary which owns its Mokpo, South Korea operations and almost all of our less than wholly-owned subsidiaries continue to operate outside of the Creditor Protection Proceedings.
Basis of presentation and going concern issues
The underlying financial records from which the Financial Information was derived have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. However, the commencement of the Creditor Protection Proceedings raises substantial doubt about AbitibiBowater’s ability to continue as a going concern.
The Creditor Protection Proceedings and AbitibiBowater’s debtor in possession financing arrangements provide AbitibiBowater with a period of time to stabilize its operations and financial condition and develop a comprehensive restructuring plan. Management believes that these actions make the going concern basis of presentation appropriate.

BOWATER INCORPORATED AND BOWATER NEWSPRINT SOUTH LLC
BASIS OF PRESENTATION FOOTNOTE
(Under Creditor Protection Proceedings as of April 16 and 17, 2009)
(Unaudited)
However, it is not possible to predict the outcome of these proceedings and as such, the realization of assets and discharge of liabilities are each subject to significant uncertainty. Further, AbitibiBowater’s ability to continue as a going concern is dependent on market conditions and its ability to successfully develop and implement a comprehensive restructuring plan and improve profitability, obtain alternative financing to replace its debtor in possession financing arrangements and restructure its obligations in a manner that allows it to obtain confirmation of a plan of reorganization by the Courts. However, it is not possible to predict whether the actions taken in its restructuring will result in improvements to its financial condition sufficient to allow it to continue as a going concern. If the going concern basis is not appropriate, adjustments will be necessary to the carrying amounts and/or classification of our assets and liabilities.
Further, a comprehensive restructuring plan could materially change the carrying amounts and classifications reported in our Financial Information. The assets and liabilities in our Financial Information do not reflect any adjustments related to such a comprehensive restructuring plan, except for charges related to indefinite idlings and permanent closures as part of our work towards developing a comprehensive restructuring plan. In addition, our Financial Information does not purport to reflect or provide for the consequences of the Creditor Protection Proceedings, such as (i) the realizable value of our assets on a liquidation basis or their availability to satisfy liabilities, (ii) the amounts of pre-petition liabilities that may be allowed for claims or contingencies or the status and priority thereof, (iii) the effect of any changes in our deficit that may be made in AbitibiBowater’s recapitalization or (iv) the effect on our Combined Statements of Operations Information regarding any changes made to our business resulting from AbitibiBowater’s comprehensive restructuring plan.
Effective upon the commencement of the Creditor Protection Proceedings, we applied the guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification 852, “Reorganizations” (“FASB ASC 852”), in preparing our Financial Information and we will continue to apply this guidance while we operate under the Creditor Protection Proceedings. The guidance in FASB ASC 852 does not change the manner in which financial statements are prepared. However, it requires that the financial statements distinguish transactions and events that are directly associated with the reorganization from the ongoing operations of the business. Accordingly, certain expenses (including professional fees), charges related to indefinite idlings and permanent closures and other provisions for losses directly associated with or resulting from the reorganization and restructuring of the business that have been realized or incurred in the Creditor Protection Proceedings have been recorded in “Reorganization items, net” in the Combined Statements of Operations Information. The timing of recognition of Reorganization items, net is in accordance with U.S. GAAP related to accounting for severance and termination benefits and accounting for costs associated with exit and disposal activities (including costs incurred in a restructuring). Pre-petition obligations that may be impaired by the reorganization process have been classified in the Combined Balance Sheet Information as “Liabilities subject to compromise.” These liabilities have been reported at the amounts expected to be allowed by the Courts, even if they may be settled for lesser amounts. Additionally, we have continued to record interest expense on certain of our pre-petition debt obligations.
Recently adopted accounting pronouncement
Effective January 1, 2009, we adopted new accounting guidance governing the accounting for and reporting of noncontrolling interests (“NCIs”) in partially owned consolidated subsidiaries and the loss of control of subsidiaries. Certain provisions of this guidance indicate, among other things, that NCIs (previously referred to as minority interests) be treated as a separate component of equity, not as a liability (as was previously the case), that increases and decreases in the parent’s ownership interest that leave control intact be treated as equity transactions, rather than as step acquisitions or dilution gains or losses, and that losses of a partially owned consolidated subsidiary be allocated to the NCI even when such allocation might result in a deficit balance. This guidance also required changes to certain presentation and disclosure requirements. The provisions of this guidance were applied to all NCIs prospectively, except for the presentation and disclosure requirements, which were applied retrospectively to all periods presented. As a result, upon adoption, we retroactively reclassified the “Minority interests in subsidiaries” balance previously included as a separate liability caption in our Combined Balance Sheet Information to a new component of equity with respect to NCIs in consolidated subsidiaries. The adoption also impacted certain captions previously used in our Combined Statements of Operations Information, largely identifying net loss including NCI and net loss attributable to the Company. The adoption of this guidance did not have a material impact on our results of operations information or financial position information.